                                                                      EXHIBIT 21
                          HILLENBRAND INDUSTRIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

     All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

       Hillenbrand Funeral Services Group, Inc.
       Hill-Rom, Inc.
       Forethought Financial Services, Inc.
       Hillenbrand Industries FSC (Barbados), Inc.,
           a Barbados corporation
       Hillenbrand Investment Advisory Corporation,
           a Delaware corporation
       Hillenbrand Properties, Inc.
       Sherman House Corporation
       Travel Services, Inc.
       Memory Showcase, Inc.
       Sleep Options, Inc.
       The Acorn Development Group, Inc.

       Subsidiaries of Hillenbrand Funeral Services Group, Inc.
           Hillenbrand Funeral Services International, Inc., a Delaware
             Corporation
           Batesville Services, Inc.
           I.F.A., Inc.

       Subsidiary of Hillenbrand Funeral Services International, Inc.
           Hillenbrand International Funeral Services, Ltd., an Ireland
            Corporation

       Subsidiary of Hillenbrand International Funeral Services, Ltd.
           Forethought Life International, Ltd., an Ireland Corporation

       Subsidiaries of Batesville Services, Inc.
           Batesville Casket Company, Inc.
           Batesville International Corporation
           Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation Batesville Logistics, Inc.
           Batesville Manufacturing, Inc.

       Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
             Industrias Arga, S.A. de C.V., a Mexican corporation

       Subsidiaries of Hill-Rom, Inc.
             Hill-Rom Company, Inc.
             Air-Shields Holdings, Inc., a Delaware corporation
             MEDAES Holdings, Inc., a Georgia corporation
             The OR Group, Inc.

       Subsidiaries of Hill-Rom Company, Inc.
             PaTMark Company, Inc., a Delaware corporation
             Support Systems International, Inc.
             Tron Business Systems, Inc., a Nevada corporation
             APEX Information Services, Inc.
             Hill-Rom NetLinx, Inc.

       Subsidiary of PaTMark Company, Inc.
             Hill-Rom Manufacturing, Inc.




                                      (1)

       Jointly owned subsidiary of Hill-Rom, Inc. and Hill-Rom Company, Inc.
           Hill-Rom International, Inc., a Delaware corporation

       Subsidiaries of Hill-Rom International, Inc.
           Hill-Rom International B.V., a Netherlands corporation
           Hill-Rom SARL, a French corporation
           MIE Holdings Limited, a United Kingdom corporation

       Subsidiary of MIE Holdings Limited
           Medical Industrial Equipment Limited, a United Kingdom corporation

       Subsidiaries of Air-Shields Holdings, Inc.
           Hill-Rom Air-Shields Inc., a Delaware corporation
           Narco Medical Services, Inc., a Georgia corporation

       Subsidiaries of MEDAES Holdings, Inc.
           Hill-Rom MEDAES, Inc., a Georgia corporation

       Subsidiary of The OR Group, Inc.
           AMATECH Corporation

       Subsidiaries of Hill-Rom International B.V.
           Hill-Rom Medical Services B.V., a Netherlands corporation
           Hill-Rom Ltd., a United Kingdom corporation
           Hill-Rom, Spa, an Italian corporation
           Joh. Bukowansky, Metallmobel-und Drahtgitterfabrik GmbH, an Austrian
             corporation
           Hillrom S.A., a Switzerland corporation
           SSI Leasing B.V., a Netherlands corporation
           Systems Investments B.V., a Netherlands corporation

       Subsidiary of Hill-Rom, Ltd. (UK)
           Hill-Rom (UK), Ltd., a United Kingdom corporation
           Support Systems International Services, Ltd., a United Kingdom
             corporation
           MEDAES Ltd., a United Kingdom corporation

       Jointly owned subsidiary of Hill-Rom International B.V. and Hill-Rom
         International, Inc.
           Hill-Rom Holding GmbH, a German corporation

       Subsidiaries of Hill-Rom Holding GmbH
           Hill-Rom Therapy GmbH, a German corporation
           Hill-Rom GmbH, a German corporation

       Subsidiary of Hill-Rom NetLinx, Inc.
           Fisher-Berkeley Corporation, a California corporation

       Subsidiaries of Hill-Rom SARL
           Hill-Rom Industries SA, a French corporation
           Hill-Rom SAS, a French corporation
           Hill-Rom Holland B.V., a Netherlands corporation
           SCI Le Couviour Immoblier, a French corporation





                                      (2)

       Subsidiaries of Forethought Financial Services, Inc.
           Forethought Life Insurance Company
           The Forethought Group, Inc.
           Forethought Florida, Inc.
           ForeLife Agency, Inc.
           Forethought Federal Savings Bank, federally chartered
           Forethought Investment Management, Inc.
           National Council for Senior Americans of Virginia, Inc. Forethought Life Assurance Company
           Arkansas National Life Insurance Company, an Arkansas company

       Subsidiary of Forethought Life Insurance Company
           Forethought Properties, Inc.

       Jointly owned subsidiary of Batesville International Corporation, Hill-Rom Company, Inc., Hill-Rom, Inc., and Hill-Rom Air-Shields, Inc.
           Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation

       Subsidiaries of Hillenbrand Properties, Inc.
           Cutler Property, Inc.
           Old Brick Property, Inc.